Exhibit 99.2

Tier Technologies

Management

Incentive Plan (“MIP”)

FY 2006

Tier Technologies

Fiscal 2006 Management Incentive Plan

Table of Contents

I.	Introduction		3

II.	Purpose		3

III.	Effective Date		3

IV.	Eligibility		3

V.	Plan Design		3
	A.	Target	3
	B.	MIP Goal	4
	C.	Participation Performance Minimum Thresholds	4
	D.	Calculated Payout of Target Incentive	4

VI.	Administrative Provisions		4
	A.	Target/Goal Worksheet	4
	B.	Payment	4
	C.	Adherence to Company Policies	4
	D.	Alterations, Interpretation and Review	4
	E.	Partial Service, Promotion, Transfer, Termination and Leave of Absence	5
	F.	Tax Liabilities	6
	G.	Employment-at-Will	6
	H.	Equal Opportunity	6
	I.	Events Not Covered by the Plan	6
	J.	Other Agreements	6
	K.	Modification, Suspension or Termination	6

Appendixes
A.	Example Target/Goal Worksheet		7
B.	Performance Level Scale		7

Tier Proprietary Document	- 2 -	Last Updated March 22, 2006

I.	INTRODUCTION

Tier Technologies, Inc (“Tier” or the “Company”) Fiscal Year 2006 Management Incentive Plan (“MIP” or the “Plan”) supersedes all previous documents or agreements, whether oral or written, relating to annual incentive compensation. The entire Plan content is contained herein, and no one at the Company is authorized or permitted to enter into any additional or other agreements, or make any verbal or written representations, regarding incentive compensation for Participants without the express permission of Tier’s Chief Executive Officer.

II.	PURPOSE

The Plan is designed to:

•	align the management team’s financial interests with those of the Company shareholders;

•	support a performance-oriented environment that rewards business unit and overall Tier results;

•	attract, motivate and retain key management who are critical to the long-term success of the Company; and

•	align compensation with the Company’s business strategy, values and management initiatives.

III.	EFFECTIVE DATE

This Plan shall take effect on October 1, 2005 and remain in effect until September 30, 2006, unless modified, suspended or terminated at the sole discretion of the Company.

IV.	ELIGIBILITY

Employees eligible to participate in the Plan (hereinafter called “Participants”) are designated from management positions by executive management. An eligible employee is designated as a Participant by delivery of a personalized Target/Goal Worksheet along with the Plan document. To receive any incentive payments from this Plan, the Participant must sign his/her personal Target/Goal Worksheet as acknowledgement of receipt of his/her plan document and agreement to the terms of the Plan.

Participation is determined on a year-to-year basis at the sole discretion of the Company. Continued participation in the Plan is not guaranteed. If a previously eligible Participant is not designated as a Participant in a subsequent year, he or she will not receive any adjustment to base salary or additional compensation in lieu of his or her prior participation in the Plan or as a result of ceasing to be a Participant.

V.	PLAN DESIGN

A. Target

The Participant will be assigned an incentive earnings target expressed in U.S. dollars. This represents the target amount of incentive compensation that the Participant may receive for the achievement of financial goals assigned in his/her Target/Goal Worksheet.

The Participant’s opportunity to receive incentive compensation will be governed by the terms and conditions of this Plan.

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B. MIP Goal

The “MIP Goal” represents the performance measure by which incentive compensation will be earned. For purposes of the 2006 plan, each Participant’s goal will be based upon the financial performance of their home organization and the financial performance of the Company as a whole. MIP goals are an escalated calculation of Operating Profit for each organization and for the Company as a whole. Operating Profit is defined as Revenue less Direct Costs, G&A and Sales costs, Depreciation and Amortization and Net Interest Expense (plus if Net Interest Income).

Participant Home Organization and Company Financial MIP Goals will be detailed and assigned on the Participants Target/Goal worksheet.

C. Participation Performance Minimum Thresholds

Tier’s Company performance against the MIP Goal for Operating profit must meet at least 75% of the MIP goal for participation in the Plan.

If the minimum threshold is met for Company performance, Participant’s home organization financial performance is measured against the documented MIP Goal with a minimum threshold of at least 75% of the participant’s MIP goal.

D. Calculated Payout of Target Incentive

Achievement of 100% of the documented MIP Goal will equal 100% payout of participant target, provided the overall Company performance minimum threshold is met. Performance below/above 100% for participant’s home organization represents a scaled calculation of target incentive as documented in Appendix B.

VI.	ADMINISTRATIVE PROVISIONS

A. Target/Goal Worksheet

Each Plan Participant must sign the Target Goal Worksheet establishing each of the Participant’s targets and goals before any incentives will be paid to the Participant. All originals must be filed with the Human Resources Compensation Department and local management shall maintain copies.

B. Payment

Incentive calculations will be based upon the Participant’s base salary on October 1, 2005. Awards will be paid only to Participants who are still considered active under this Plan on the final day that this plan is in effect, September 30, 2006. Payment will be made to the Participant in the same form in which his/her normal pay is processed. Participants will receive their awards in the first quarter following the Plan (fiscal) year.

C. Adherence to Company Policies

Each Participant is required to comply with all Company policies including, but not limited to, Tier’s Business Code of Conduct. A Participant’s failure to adhere to any Company policy shall render that Participant ineligible to receive any payment under the MIP.

D. Alterations, Interpretation and Review

The Human Resources Compensation Director, in conjunction with the Vice President of Human Resources, has been charged with the responsibility for the review of and adherence to the Plan’s provisions and all other incentive compensation plan’s and policies within its sole discretion, and for approving alterations to and interpretation of the Plan. Participants seeking clarification of Plan

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provisions or incentive policy should direct their inquiries to the Human Resources Compensation Director.

E. Partial Service, Promotion, Transfer, Termination and Leave of Absence

Partial Service:

Partial Service employees who are newly hired or promoted into an incentive-eligible position so as to become Participants after the beginning of the fiscal year, but prior to July 1, 2006, may become eligible to receive a prorated payment based on the number of full months in that position divided by 12. Service beginning on or before the fifteenth (15th) of a calendar month will yield a full month’s credit. Credit will begin the first (1st) of the following month if service begins after the fifteenth (15th) of a calendar month.

Promotion:

Participating employees promoted during the Plan Year will receive a prorated bonus based on their salary as of October 1, 2005 and a prorated bonus based on the new salary effective the 1st of the month following promotion.

Transfer:

Plan Participants who transfer to another position within the Company during the Plan year may continue to be eligible for incentive compensation or may be removed if they transfer to an ineligible position. The Human Resources Compensation Director, in conjunction with the Vice President of Human Resources will determine eligibility, and targets will be adjusted, as they deem appropriate.

Termination:

For the purpose of this Plan, a Participant is considered terminated from this Plan on the last day of active employment. Participant must be employed on last day of Plan Year, September 30, 2006 in order to eligible for any incentive payment under this Plan.

In the event that a Plan Participant becomes totally disabled (as determined for purposes of the Company’s long-term disability plan), or dies during the Plan year (but after the end of the first quarter), the Plan Participant (or the designated beneficiary) will be eligible to receive Incentive Compensation determined on the Participant’s performance up to the end of the fiscal quarter prior to the date of disability, or death (annualized through the end of the year). Any resulting award determined under the Participant’s Target/Goal Worksheet would be prorated based upon the Partial Service Policy in paragraph 1 of this part D. Payment, if any, will be processed in accordance with the Plan.

Participants who terminate from the Company for any reason other than death or total disability are considered terminated from this Plan upon their termination date and will not receive any incentive payment with respect to the year of termination.

Leave of Absence (LOA):

A Participant is considered active in the Plan when on an approved Leave of Absence for a period equal to or less than three (3) months. No change in targets or MIP Goal will be made with respect to such a leave. For LOAs greater than three (3) months, Plan eligibility and participation will be suspended until active status is resumed and the final payment will be prorated to reflect the period of time on LOA, unless applicable state or federal law mandates that employees on leaves greater than three (3) months remain active in the Plan.

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F. Tax Liabilities

Deductions for all appropriate local, state and federal tax liabilities will be calculated and withheld from all Incentive Compensation payments.

G. Employment-at-Will

The employment of all Plan Participants at Tier is for an indefinite period of time and is terminable at any time, with or without cause being shown, by either the Plan Participant or the Company. This Plan shall not be construed to create a contract of employment for a specified period of time between the Company and any Plan Participant. The Company retains the rights to change its employment and compensation policies and practices at any and all times.

H. Equal Opportunity

It is the policy of Tier and its subsidiaries and affiliates to provide equal employment opportunity for all employees and to take Affirmative Action to ensure that employment, training, compensation, transfer, promotion, and other terms and conditions of employment are provided without regard to race, color, religion, national origin, gender, age, marital status, sexual orientation, disability, Vietnam-era Veteran status, status as a disabled Vietnam-era Veteran or any other protected category. The company is committed to maintain a workforce free of racial, sexual, or any other type of unlawful harassment.

I. Events Not Covered by the Plan

The Human Resources Compensation Director, in conjunction with the Vice President of Human Resources, will review any event not described or anticipated by this Plan, and they will have the sole discretion to determine the final and binding resolution. This may include recognition of any financial adjustments that are not associated with the efforts of the Participant(s).

J. Other Agreements

This Plan, including any amendment or supplement hereto, constitutes the entire understanding of Tier and its subsidiaries and affiliates with respect to the Management Incentive Plan and cancels and supersedes all other policies or agreements relating to such Incentive Compensation. No one at the Company is authorized or permitted to enter into any additional or other agreements, or make any verbal or written representations, regarding incentive compensation for Participants. Nothing in this Plan shall be construed to create or imply the creation of a term contract, nor a guarantee of employment for any specific period of time between Tier and any of its divisions or subsidiaries, and any Participant.

K. Modification, Suspension or Termination

The Company may unilaterally modify or suspend, at any time, in whole or in part, and if suspended, may reinstate any or all of the provisions of this Plan with or without notice. All modifications are effective as of the date designated in the decision made by Management, regardless of when notice of such changes, if any such notice is provided, is given.

The Company, at its sole discretion, may publish revisions to this Plan from time-to-time and such revisions shall govern the operation of the Plan for all Participants. Modifications of and additions to all or any part of this Plan will not necessarily result in the re-publication of the entire Plan.

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APPENDIX A: EXAMPLE WORKSHEET

TIER FISCAL YEAR 2006

MANAGEMENT INCENTIVE PLAN

TARGET/GOAL WORKSHEET

Participant: John Doe	Base Salary: $100,000

Career level: DIR	Target Dollars: $15,000

Business Unit: PSSI Practice: FMS	Performance Level: Practice

MIP Goal for FY 2006:	FMS Practice Operating Profit: $ 4,500,000 (example)

Fiscal Year 2006 Documented Performance

Tier Company Level of Performance to MIP Goal:	_________________

FMS Practice Level of Performance to MIP Goal:	_________________

Payout of Target Incentive: % of $15,000.00	_________________

I acknowledge that I have received and understand my individual goals as set forth above. I understand that I must be actively employed on the last day of the Plan Year, September 30, 2006, in order to receive payment for the Management Incentive Plan. I acknowledge that I have received a copy of the Plan document, and that all awards are subject to the terms of the Plan. The Company may amend or terminate the Plan at any time.

Plan Participant	Date

Tier Proprietary Document	- 7 -	Last Updated March 22, 2006

APPENDIX B

TIER FISCAL YEAR 2006

MANAGEMENT INCENTIVE PLAN

PERFORMANCE LEVEL SCALE

PAYOUT SCHEDULE

The minimum financial performance threshold for participation in the following schedule is:

a) 75% of MIP GOAL set out for Tier Company; and

b) 75% of MIP GOAL for home organization.

Once the minimum Tier Company threshold is met, Target payout is calculated based upon performance of the home organization according to the following table:

Level of Performance to MIP Goal	Level of Target Incentive Payout	Level of Performance to MIP Goal	Level of Target Incentive Payout	Level of Performance to MIP Goal	Level of Target Incentive Payout
75%	20%	101%	102%	127%	154%
76%	22%	102%	104%	128%	156%
77%	24%	103%	106%	129%	158%
78%	26%	104%	108%	130%	160%
79%	28%	105%	110%	131%	162%
80%	30%	106%	112%	132%	164%
81%	32%	107%	114%	133%	166%
82%	34%	108%	116%	134%	168%
83%	36%	109%	118%	135%	170%
84%	38%	110%	120%	136%	172%
85%	40%	111%	122%	137%	174%
86%	42%	112%	124%	138%	176%
87%	44%	113%	126%	139%	178%
88%	46%	114%	128%	140%	180%
89%	48%	115%	130%	141%	182%
90%	50%	116%	132%	142%	184%
91%	55%	117%	134%	143%	186%
92%	60%	118%	136%	144%	188%
93%	65%	119%	138%	145%	190%
94%	70%	120%	140%	146%	192%
95%	75%	121%	142%	147%	194%
96%	80%	122%	144%	148%	196%
97%	85%	123%	146%	149%	198%
98%	90%	124%	148%	150+ %	200%
99%	95%	125%	150%
100%	100%	126%	152%

Tier Proprietary Document	- 8 -	Last Updated March 22, 2006